Exhibit 99.3

March 24, 2022 Q4 and FY 2021 Update: Key Strategic Announcements Bringing TMC Closer to Unlocking the World’s Largest Estimated Undeveloped Source of Battery Metals.

2 Forward looking statements. Certain statements made in this presentation are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward- looking statements. Most of these factors are outside TMC’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: regulatory uncertainties and the impact of government regulation and political instability on TMC’s resource activities; changes to any of the laws, rules, regulations or policies to which TMC is subject; the impact of extensive and costly environmental requirements on TMC’s operations; environmental liabilities; the impact of polymetallic nodule collection on biodiversity in the Clarion Clipperton Zone (CCZ) and recovery rates of impacted ecosystems; TMC’s ability to develop minerals in sufficient grade or quantities to justify commercial operations; the lack of development of seafloor polymetallic nodule deposit; uncertainty in the estimates for mineral resource calculations from certain contract areas and for the grade and quality of polymetallic nodule deposits; TMC’s ability to successfully enter into binding agreements with each of Epsilon Carbon and Allseas; risks associated with natural hazards; uncertainty with respect to the specialized treatment and processing of polymetallic nodules that TMC may recover; risks associated with collective, development and processing operations, including with respect to the proposed plant in India and Allseas’ expected development efforts; fluctuations in transportation costs; testing and manufacturing of equipment; risks associated with TMC’s limited operating history; the impact of the COVID-19 pandemic; risks associated with TMC’s intellectual property; and other risks and uncertainties, including those in the “Risk Factors” section in TMC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed by TMC with the Securities and Exchange Commission (“SEC”) on November 15, 2021, and in TMC’s other future filings with the SEC. TMC cautions that the foregoing list of factors is not exclusive. TMC cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. TMC does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based except as required by law.

FINANCIAL UPDATE 30 Q4 results: - Net loss of $19.8 million and loss per share of $0.09 for Q4 2021 compared to a net loss of $17.1 million and $0.09 per share in Q4 2020 - Higher net loss mainly attributable to an increase of $2.6 million in non-cash share-based compensation issued following the Business Combination, increased G&A expenses now as a public company, partially offset by an $8.5 million reduction in the fair value of the warrants liability, as a result of the decrease in the share price. Exploration expenses at $12.8 million in Q4 2021 were similar to those in Q4 2020. Cash: - Total cash of $84.9 million at December 31, 2021. - $27.8 million cash used in operations in Q4 2021 vs. $5.2 million in Q4 2020. - We continue to anticipate that current cash will be sufficient to fund operations to the key milestone of submitting our application to the ISA for an exploitation contract for the NORI-D area in Q3 2023. 2021 SUMMARY: Business Combination with SOAC Completed transaction in September, raising gross proceeds of $137.6 million in cash prior to transaction fees Resource definition & project economics - SEC Reg. SK 1300 compliant resource statements issued for NORI and TOML - SEC Reg. SK 1300 compliant initial assessment of project economics for NORI-D - Regulatory uncertainty reduced through action by NORI Sponsoring State Onshore processing - Processed nodules into manganese silicate product and NiCuCo alloy - Converted NiCuCo alloy into NiCuCo matte - Started detailed bench-scale test work program on refining NiCuCo matte into nickel sulfate, cobalt sulfate and copper cathode Offshore nodule collection system - Collector vehicle constructed and currently undergoing trials - Significant progress on assembly of pilot nodule collection system - Held investor and stakeholder event in Rotterdam to show progress Offshore environmental & social impact assessment (ESIA) - Completed 5 offshore environmental baseline study campaigns - Submitted Environmental Impact Statement for planned pilot trial in the CCZ in 2022 - Planned pilot trial monitoring campaign in the CCZ in 2022 FINANCIAL UPDATE Major project development milestones achieved in 2021, both offshore and onshore.

FINANCIAL UPDATE Income statement highlights: three months ended Dec 31, 2021. 1 Exploration expenses – other includes regulatory approval fees and corporate costs associated with exploration activities. In addition, a $6 million adjustment was made in Q4 2021 for transfer pricing between exploration and G&A expenses for the full year 2021. 2 General & administrative expenses – other includes investor relations expenses, corporate office expenses and director fees. In addition, a $6 million adjustment was made in Q4 2021 for transfer pricing between exploration and G&A expenses for the full year 2021. 31 ($mm) Q4 2020 Q4 2021 Change Exploration expenses 13.1 12.8 (0.3) Offshore technology development 10.0 10.3 0.3 Offshore environmental program 1.1 3.8 2.7 Onshore flowsheet development 0.6 (0.2) (0.8) Project development staff salaries 1.1 2.3 1.2 Project development share-based compensation 0.3 2.4 2.1 Other (1) -(5.8) (5.8) General & administrative expenses 3.9 15.5 11.6 Corporate staff salaries 0.2 1.8 1.6 Corporate share-based compensation 2.1 2.6 0.5 Professional and consulting fees 1.2 2.1 0.9 Other(2) 0.4 9.0 8.6 - Net operating loss 17.0 28.3 11.3

FINANCIAL UPDATE Cash flow highlights: three months ended Dec 31, 2021. 32 ($mm) Q4 2020 Q4 2021 Change Cash used in operating activities 5.2 27.8 22.6 Capital expenditures --- Settlement of deferred acquisition costs --- Acquisition of equipment --- Less: non-recurring items --- Acquisition of exploration contract --- Transaction costs related to the Business Combination --- Free cash outflow excluding non-recurring items 5.2 27.8 22.6

33

FINANCIAL UPDATE

# Income statement highlights: year ended Dec 31, 2021.

| ($mm) | 2020 | 2021 | Change |
|---|---|---|---|
| **Exploration expenses** | **48.9** | **93.0** | **44.1** |
| Offshore technology development | 39.6 | 52.0 | 12.4 |
| Offshore environmental program | 3.2 | 6.7 | 3.5 |
| Onshore flowsheet development | 1.1 | 1.8 | 0.7 |
| Project development staff salaries | 3.3 | 4.3 | 1.0 |
| Project development share-based compensation[1] | 0.8 | 27.0 | 26.2 |
| Other [2] | 0.9 | 1.2 | 0.3 |
| | | | |
| **General & administrative expenses** | **7.7** | **56.6** | **48.9** |
| Corporate staff salaries | 0.9 | 3.4 | 2.5 |
| Corporate share-based compensation[1] | 3.3 | 33.4 | 30.1 |
| Professional and consulting fees | 2.1 | 10.7 | 8.6 |
| Other[3] | 1.4 | 9.1 | 7.7 |
| | | | |
| **Net operating loss** | **56.6** | **149.6** | **93.0** |

[1] The options granted in 2021 were awarded in lieu of cash bonuses to retain DeepGreen employees in furtherance of the Business Combination. The DeepGreen Board had the sole discretion to award these options and exercised its discretion to do so, as it had not consistently awarded cash bonuses to its employees, despite multiple years of service. Some of the options were granted subject to the achievement of significant long-term performance goals of DeepGreen and remain unvested.
[2] Exploration expenses – other includes regulatory approval fees and corporate costs associated with exploration activities.
[3] General & administrative expenses – other includes investor relations expenses, corporate office expenses and director fees.

| **2021 Share-based compensation** | **Units granted in 2021** | **Total expense ($M)** |
|---|---|---|
| **Options by grant date** | | |
| Granted before 2021 | - | 0.8 |
| February 17, 2021 | 0.6 | 3.8 [1] |
| March 4, 2021 | 15.5 | 50.9 [1] |
| September 10, 2021 | - | 3.9 |
| **Total options** | **16.2** | **59.3** |
| Restricted stock units (RSUs) | 4.1 | 1.0 |
| **Total share-based comp.** | **20.3** | **60.3** |

FINANCIAL UPDATE Cash flow highlights: year ended Dec 31, 2021. 34 ($mm) 2020 2021 Change Cash used in operating activities 26.5 56.1 29.6 Capital expenditures 0.6 3.8 3.2 Settlement of deferred acquisition costs - 3.4 3.4 Acquisition of equipment - 0.4 0.4 Acquisition of exploration contract 0.6 -(0.6) Free cash outflow 27.1 59.9 32.8 Less: non-recurring items (0.6) (8.8) (8.2) Acquisition of exploration contract (0.6) (3.4) (2.8) Transaction costs related to the Business Combination -(5.4) (5.4) Free cash outflow excluding non-recurring items (1) 26.5 51.1 24.6 1 Free cash outflow excluding non-recurring items is a non-GAAP financial measure. See Appendix to this presentation for a reconciliation of non-GAAP financial measures to GAAP financial measures.

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Appendix

Appendix: non-GAAP reconciliation. 37 Year ended December 31, ($mm) 2021 2020 Net cash used in operating activities 56.1 26.5 Capital expenditures Settlement of deferred acquisition costs 3.4 - Acquisition of equipment 0.4 - Acquisition of exploration contract - 0.6 Free cash outflow 59.9 27.1 Less: non-recurring items Acquisition of exploration contract - 0.6 Settlement of deferred acquisition costs (3.4) - Transaction costs related to the Business Combination (5.4) - Free cash outflow excluding non-recurring items 51.1 26.5 Non-GAAP Financial Measures – Free Cash Outflow Excluding Non-Recurring Items Free cash outflow excluding non-recurring items is a non-GAAP financial measure. Free cash outflow excluding non-recurring items is used in addition to and in conjunction with results presented in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”), and free cash outflow excluding non-recurring items should not be relied upon to the exclusion of U.S. GAAP financial measures. TMC’s management strongly encourages investors to review TMC’s financial statements and publicly- filed reports in their entirety and to not rely on any single financial measure. Free cash outflow excluding non-recurring items, which is reconciled to “net cash used in operating activities", is cash flow from operations reduced by capital expenditures excluding certain other one-time expenditures. TMC believes that free cash outflow excluding non-recurring items is a useful additional measure to “net cash used in operations” since the excluded expenditures are not a recurring expenditure of operations moving forward and free cash outflow excluding non-recurring items is useful as a measure of TMC’s ability to meet its planned operating obligations moving forward. Free cash outflow excluding non-recurring items, however, has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures and different companies define free cash outflow excluding non-recurring items and other measures of free cash flow in different manners and, therefore, TMC’s free cash outflow excluding non-recurring items can not be compared to another company’s use of free cash outflow excluding non-recurring items or any other measure of free cash flow. TMC therefore believes it is important to view free cash outflows excluding non-recurring items as a complement to its entire condensed consolidated statements of cash flows. A reconciliation of “net cash used in operating activities” to free cash outflow excluding non-recurring items for the years ended December 31, 2021 and 2020 is as follows: